UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,
                            07CV1739
v.                                       JUDGE LEINENWEBER
                                                                                       MAG. JUDGE NOLAN
NICOR INC., and
JEFFREY L. METZ

Defendant.

FINAL JUDGMENT AS TO DEFENDANT NlCOR INC.
The Securities and Exchange Commission having filed a Complaint and Defendant Nicor Inc. having entered a general appearance; consented to the Court's jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I.
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") [15 U.S.C. § 78j(b)] and Rule 10b-5 promulgated thereunder [17 C.F.R. § 240.10b-5], by using any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security:
        (a)    to employ any device, scheme, or artifice to defraud;
(b)    to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or
(c)    to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

II.
  IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 17(a) of the Securities Act [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:
(a)    to employ any device, scheme, or artifice to defraud;
(b)    to obtain money or property by means of any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or
(c)    to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

III.
IT IS FURTHER ORDERED, ADJUDGED AND DECREED that Defendant, its officers, agents, servants, employees, attorneys, assigns and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise, and each of them, be and are hereby permanently restrained and enjoined from violating Section 13(a) of the Securities Exchange Act of 1934 (Exchange Act) [15 U.S.C. §78m(a)] and Rules 12b-20, 13a-1 and 13a-13 thereunder [17 C.F.R. §§240.12b-20 and 240.13a-13], by failing to file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate for the proper protection of investors and to insure fair dealing in the security, such quarterly reports as the Commission may prescribe, or such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

IV.
  IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant is liable for disgorgement of $1, representing profits gained as a result of the conduct alleged in the Complaint, and a civil penalty in the amount of $10,000,000.00 pursuant to Section 20(d)(l) of the Securities Act of 1933 [15 U.S.C. §77t(d)(l)] and Section 21(d)(3)of the Securities Exchange Act of 1934 [15 U.S.C. §78u(d)(3)]. Defendant shall satisfy this obligation by paying $10,000,001.00 within ten business days to the Clerk of this Court, together with a cover letter identifying Nicor Inc. as a defendant in this action; setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this

Final Judgment. Defendant shall simultaneously transmit photocopies of such payment and letter to the Commission's counsel in this action. By making this payment, Defendant relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Defendant. Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 USC § 1961.
The Clerk shall deposit the funds into an interest bearing account with the Court Registry Investment System ("CRIS"). These funds, together with any interest and income earned thereon (collectively, the "Fund"), shall be held by the CRIS until further order of the Court. In accordance with 28 U.S.C. § 1914 and the guidelines set by the Director of the Administrative Office of the United States Courts, the Clerk is directed, without further order of this Court, to deduct from the income earned on the money in the Fund a fee equal to ten percent of the income earned on the Fund. Such fee shall not exceed that authorized by the Judicial Conference of the United States.
The Commission may by motion propose a plan to distribute the Fund subject to the Court’s approval. Such a plan may provide that Fund shall be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002. Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil penalties pursuant to this Judgment shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Defendant shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based on Defendant's payment of disgorgement in this action, further benefit by offset or reduction of such compensatory damages award by the amount of any part of Defendant 's payment of a civil penalty in this action ("Penalty Offset"). If the court in any Related Investor Action grants such a Penalty Offset, Defendant shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this Judgment. For purposes of this paragraph, a "Related Investor Action" means a private damages action brought against Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

V.
IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

VI.
IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of this Final Judgment.

Dated: April 30, 2007

                                                                    /s/ HARRY D. LEINENWEBER
                                          UNITED STATES DISTRICT JUDGE
                                                                                                                                  HARRY D. LEINENWEBER

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